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                                                Limited Partnership Interests
                                                         ("Units")


                     TELECOMMUNICATIONS INCOME FUND XI, L.P.
                           AN IOWA LIMITED PARTNERSHIP
                             100,000 Units Authorized

THIS CERTIFIES THAT:

is a limited partner (the "Limited Partner") of Telecommunications Income Fund XI, L.P., an Iowa Limited Partnership (the "Partnership"), owning ____________________________ Units.

    No transfer, sale, pledge or assignment of the Unit(s) evidenced by this Certificate may be made without compliance with the provisions of the Limited Partnership Agreement of the Partnership. No assignee shall become a substituted Limited Partner, except pursuant to the provisions of the Limited Partnership Agreement of the Partnership. Any seller of a Unit(s) agrees to vote such Unit(s) in accordance with the written direction of his assignee.

    Certain states prohibit voluntary transfers of Units for value unless the transferee meets certain suitability standards.

    WITNESS the signature on this Certificate by the General Partner of the Partnership.

DATED:______________________________


ATTENTION CALIFORNIA INVESTORS:     TELECOMMUNICATIONS INCOME FUND XI, L.P.,
IT IS UNLAWFUL TO CONSUMMATE A            an Iowa Limited Partnership
SALE OR TRANSFER OF THIS SECURITY,
OR ANY INTEREST THEREIN, OR TO
RECEIVE ANY CONSIDERATION           By: Berthel Fisher & Company Leasing, Inc.
THEREFOR, WITHOUT THE PRIOR                 the General Partner
WRITTEN CONSENT  OF THE COMMIS-
SIONER OF CORPORATIONS OF THE
STATE OF CALIFORNIA, EXCEPT AS
PERMITTED IN THE COMMISSIONER'S      By______________________________________
RULES.                                 An authorized signatory of the
                                               General Partner




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                 TELECOMMUNICATIONS INCOME FUND XI, L.P.
                       an Iowa Limited Partnership

    The following abbreviations when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

    TEN COM -- as tenants in   UNIF GIFT MIN. ACT___________________Custodian
               common
    TEN ENT -- as tenants by
               the entireties
    JT TEN  -- as joint tenants
               with right                        for________________________
               of survivorship                                    (Minor)
               and not tenants
               in common
                                                 under Uniform Gifts to Minors

                                                 Act of_______________________
                                                             (State)

     Additional abbreviations may also be used although not listed above.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

______________________________________________________________________________
          (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

_________________________________________
(PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE)

______________________________________________________________________________

______________________________________________________________________________
the Units represented by this Certificate, and all rights thereunder, and does hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer said Units on the books of the Partnership, with full power of substitution in the premises. The transferee hereof shall receive all the rights, duties and obligations of a Limited Partner as set forth in the Limited Partnership Agreement of the Partnership. The undersigned transferor represents that this transfer is made in accordance with all applicable laws and regulations and within the terms set forth in the Limited Partnership Agreement of the Partnership. The undersigned transferor further agrees to vote as directed by the transferee with respect to all Partnership matters upon which the transferor may have the right to vote.

DATED:_______________________

                                        ______________________________________
                                        Signature(s) of Transferor(s)

                                        NOTICE:  The signature to this
                                        Assignment must correspond with the
                                        name as written upon the face of this
                                        Certificate in every particular,
                                        without any deletion, addition or
                                        change whatever.

                                        SIGNATURE GUARANTEED

The transferee of the Units transferred and represented by this Certificate agrees to be bound by: (i) all of the terms of the above transfer, and (ii) all of the provisions of the Limited Partnership Agreement of the
Partnership; and acknowledges that this transfer was made in accordance with all applicable laws and regulations.

DATED:_______________________


                                        ______________________________________
                                        Signature(s) of Transferee(s)

                                        SIGNATURE GUARANTEED